Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (Nos. 33-44421 and 333-198409) on Form S-8 of DeVry Education Group Inc. of our report dated June 27, 2016, relating to our audit of the financial statements and supplemental schedule of the DeVry Education Group Success Sharing Retirement Plan, which appears in this Annual Report on Form 11-K of DeVry Education Group Success Sharing Retirement Plan for the year ended December 31, 2015.

/s/ RSM US LLP

Indianapolis, Indiana

June 27, 2016

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